                                                               Exhibit (c)(5)





PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF:

[BROOKDALE LOGO]


REGARDING PROJECT CASTLE

June 30, 2000

[MERRILL LYNCH LOGO]

TABLE OF CONTENTS
--------------------------------------------------------------------------------

     1.   Transaction Overview

     2.   Public Market Perspective

     3.   BRIDGE Valuation Analysis




MERRILL LYNCH

                    ---------------------------------------

                              TRANSACTION OVERVIEW

                    ---------------------------------------

TRANSACTION OVERVIEW
-------------------------------------------------------------------------------
Overview of Key Terms and Conditions


---------------------------
DESCRIPTION OF TRANSACTION:     Cash merger (accomplished through a tender
                                offer), with BRIDGE to merge with Acquisition
                                Sub, a wholly-owned subsidiary of FLAG.

---------------------------
CONSIDERATION:                  $15.25 per share in cash, net to seller.

---------------------------
NON-SOLICITATION:               Except as expressly permitted in writing by
                                FLAG, BRIDGE and Merrill Lynch are prohibited from initiating, soliciting or taking any other action designed to facilitate inquiries or the making of any Acquisition Proposal by third parties.

---------------------------
FIDUCIARY OUT:                  BRIDGE shall not be precluded from participating
                                in discussions or negotiations with, or
                                furnishing information to, any third party that the Board determines in good faith to have made a Superior Proposal.

---------------------------
EFFECT OF TERMINATION:          No termination fee. Cost reimbursement of
                                $750,000 payable by BRIDGE to FLAG.

---------------------------
CAPITAL Z TREATMENT:            Capital Z and FLAG have agreed to terms pursuant
                                to which Capital Z will rollover its
                                subordinated debt position into equity of surviving entity.

---------------------------
KEY CONDITIONS:                 No material adverse change. No material breach
                                of representations and warranties. Tender conditions are satisfied.


MERRILL LYNCH                                                                  1

TRANSACTION OVERVIEW
--------------------------------------------------------------------------------
Transaction Valuation and Implied Multiples
(Dollars in Millions, Except Per Share Amounts)

                                             Transaction Value
                       Offer Price                                           $15.25
                       Fully Diluted Shares Outstanding (MM)(a)                 9.9
                                                                             ------
                         OFFER VALUE                                         $150.3
                       Plus:  Net Debt(b)                                     192.1
                                                                             ------
                         TRANSACTION VALUE                                   $342.4
                       Synthetic Lease and HRPT Related Debt                  287.4
                                                                             ------
                         ADJUSTED TRANSACTION VALUE                          $629.8
                                                                             ------


                                                         Implied Multiples

                                                           ADJUSTED
                              EBITDAR                      EBITDAR                 EBITDA               P/E
     PERIOD                   MULTIPLE(c)                  MULTIPLE(c)            MULTIPLE            MULTIPLE
----------------         -------------------          -------------------    ------------------    --------------
     LTM                       12.8x                        15.0x                  14.8x                15.7x
    2000E                      11.3                         13.0                   12.3                 13.3
    2001E                       8.7                          9.9                    8.3                  9.2

                                             HISTORICAL AND PROJECTED FINANCIAL RESULTS
                         ----------------------------------------------------------------------------------------
                                                           ADJUSTED
     PERIOD                   EBITDAR                      EBITDAR(d)             EBITDA                EPS
----------------         -------------------          -------------------    ------------------    --------------
     LTM                      $49.2                        $42.1                  $23.1                $0.97
    2000E                      55.9                         48.6                   27.8                 1.15
    2001E                      72.2                         63.9                   41.1                 1.66


---------------------
Note: Projected financial information provided by BRIDGE management.
(a) Based on the treasury share method; includes 9.9 million common shares. Stock options of 0.9 million have a weighted average exercise price of $15.19.
(b) As of March 31, 2000. Includes $99.0 million of short-term and long-term debt, $100.0 million of convertible debt, less $6.9 million of cash and cash equivalents.
(c)  Based on Adjusted Transaction Value.
(d)  Excludes development and management fees.

MERRILL LYNCH                                                                  2

TRANSACTION OVERVIEW
--------------------------------------------------------------------------------
Implied Premium Analysis and Trading Range

                               BRIDGE                    Implied Premium/
Time Period                 Shared Price             (Discount) of $15.25 Offer
-----------                 ------------             --------------------------
Current (June 27, 2000)      $ 14.00                         8.9%

PRIOR TO ANNOUNCEMENT (A)
One Day (April 19, 2000)       10.75                        41.9%
30-Day Average                 11.67                        30.7%
90-Day Average                 12.51                        21.9%
6-Month Average                12.60                        21.0%
1-Year Average                 13.25                        15.1%
52-Week Closing High           15.56                       (2.0%)
52-Week Closing Low            10.63                        43.5%

              Post-Announcement Trading Range: 4/19/00 - 6/27/00

                                  [LINE GRAPH]

Proposed Offer Price: $15.25
Price Prior to Offer (4/19/00): $10.75
Current Price (6/27/00): $14.00

---------------------
(a) Based on daily closing prices prior to the announcement of FLAG's initial purchase of The Prime Group's 3.9 million shares of $15.00 per share on April 20, 2000.

MERRILL LYNCH                                                                  3

--------------------------------------------------------------------------------

                           PUBLIC MARKET PERSPECTIVE

--------------------------------------------------------------------------------

PUBLIC MARKET PERSPECTIVE
-------------------------------------------------------------------------------
Assisted Living Industry Stock Performance Analysis(a)



                                  [LINE GRAPH]




      BRIDGE                  S&P 500          Public Comparables Composite(b)

        Total Industry Equity Value(b)           Total Industry Public Float (c)


-------------
(a) Includes BRIDGE, Alterra Healthcare, American Retirement, ARV Assisted Living, Capital Senior Living, Emeritus and Sunrise Assisted Living.
(b) Public comparables composite includes BRIDGE, Alterra Healthcare, American Retirement, ARV Assisted Living, Capital Senior Living, Emeritus and Sunrise Assisted Living.
(c) To calculate total industry public float, insider holdings based on respective proxies for the selected comparable companies.

MERRILL LYNCH                                                                  4

PUBLIC MARKET PERSPECTIVE
--------------------------------------------------------------------------------
Public Market Capitalization Summary -- Assisted Living Public Comparables (Dollars in Millions)

                             Total Equity Value (a)

                                 Median Equity
                                Value: $59.2 mm

                                  [BAR GRAPH]

                           SNRZ                $383.6
                           BLCI                $137.9
                           ACR                 $ 97.6
                           CSU                 $ 59.2
                           ALI                 $ 45.6
                           ESC                 $ 30.2
                           SRS                 $ 15.8

                        Total Market Capitalization (b)

                             Average Equity Value/
                          Market Cap. Ratio: 24.1% (d)

                                  [BAR GRAPH]

                           ALI                 $1,099.6
                           SNRZ                $1,084.8
                           ACR                 $  582.6
                           BLCI                $  330.0
                           ESC                 $  244.6
                           CSU                 $  133.3
                           SRS                 $  111.1

                       Adjusted Market Capitalization (c)

                             Average Equity Value/
                              Adjusted Market Cap.
                                Ratio: 17.8% (e)

                                  [BAR GRAPH]

                           ALI                 $1,909.5
                           SNRZ                $1,196.6
                           ACR                 $  723.7
                           BLCI                $  617.4
                           ESC                 $  482.4
                           SRS                 $  446.6
                           CSU                 $  133.3

--------------------
(a)  Based on share prices as of June 27, 2000.
(b) Total market capitalization equals total equity value plus short-term debt, long-term debt, minority interest and preferred stock less cash and cash equivalents.
(c) Total market capitalization plus lease expenses for the first quarter of 2000 annualized and capped at 10.0x (excluding BRIDGE, which has capitalized leases of $287.4 million).
(d) Calculated as the average of the individual company equity value/market capitalization ratios.
(e) Calculated as the average of the individual company equity value/adjusted market capitalization ratios.


MERRILL LYNCH                                                                  5

PUBLIC MARKET PERSPECTIVE
--------------------------------------------------------------------------------
Wall Street Earnings Estimates Progression (a)

PUBLICLY TRADED ASSISTED LIVING COMPANIES HAVE DEMONSTRATED A CONSISTENT RECORD
                          OF EARNINGS DISAPPOINTMENTS


                                     BRIDGE

                                  [LINE GRAPH]

                               Alterra Healthcare

                                  [LINE GRAPH]

                              American Retirement

                                  [LINE GRAPH]

                              ARV Assisted Living

                                  [LINE GRAPH]

                             Capital Senior Living


                                  [LINE GRAPH]

                                    Emeritus

                                  [LINE GRAPH]

                            Sunrise Assisted Living

                                  [LINE GRAPH]

Fiscal Year 1998           Fiscal Year 1999           Fiscal Year 2000


(a) Graphs show earnings per share estimates based on First Call consensus on a monthly basis from January 1998 to June 2000. Final month for FY 1998 and FY 1999 is actual EPS.


MERRILL LYNCH                                                                 6

PUBLIC MARKET PERSPECTIVE
-------------------------------------------------------------------------------
Historical Multiple Progression

THE UNFAVORABLE PUBLIC MARKET ENVIRONMENT FOR THE ASSISTED LIVING INDUSTRY IS EVIDENCED BY THE SHARP MULTIPLE CONTRACTION EXPERIENCED BY THE MAJOR PUBLICLY TRADED ENTITIES

                  FORWARD EBITDAR MULTIPLE
                  ------------------------

                            MEAN         MEAN
                            WITH        WITHOUT
                           BRIDGE       BRIDGE      BRIDGE
                          --------     --------    --------
November 1998               11.1x        11.5x        8.8x

May 1999                     8.5          8.6         7.6

November 1999                8.7          8.8         8.1

Current                      9.6         10.0         8.6

CHANGE FROM NOVEMBER 1998:

Multiple                    (1.5x)       (1.5x)      (0.2x)

Percentage                 (13.5%)      (13.0%)      (2.3%)


                    FORWARD P/E MULTIPLE
                    --------------------

                            MEAN         MEAN
                            WITH        WITHOUT
                           BRIDGE       BRIDGE      BRIDGE
                          --------     --------    --------
November 1998               19.8x       21.0x       15.0x

May 1999                    12.6        13.3         9.9

November 1999               10.0         9.8        10.6

Current(a)                  15.0        16.6         8.4

CHANGE FROM NOVEMBER 1998:

Multiple                   (4.8x)      (4.4x)       (6.6x)

Percentage                 (24.2%)     (21.0%)      (44.0%)



-----------------
(a) The current median forward P/E multiple is 8.5x. This represents a decline of 10.3x or 55% from the median multiple of 18.8x in November 1998.

MERRILL LYNCH                                                                 7

PUBLIC MARKET PERSPECTIVE
--------------------------------------------------------------------------------
BRIDGE Public Market Overview
(Dollars in Millions, Except Per Share Amounts)


                                             Market Capitalization
                       Share Price (6/27/00)                                 $ 14.00
                       Fully Diluted Shares Outstanding (mm)(a)                  9.9
                                                                             -------
                            MARKET VALUE OF EQUITY                           $ 137.9
                       Plus: Net Debt(b)                                       192.1
                                                                             -------
                            MARKET CAPITALIZATION                            $330.00
                       Synthetic Lease and HRPT Property Debt                  287.4
                                                                             -------
                            ADJUSTED MARKET CAPITALIZATION                   $ 617.4
                       5-Year Growth Rate(c)                                    25.0%
                       2000 P/E/Growth                                          0.49x


                               Trading Multiples
                                                           ADJUSTED
                              EBITDAR                      EBITDAR                EBITDA                P/E
     PERIOD                   MULTIPLE(d)                  MULTIPLE(d)            MULTIPLE            MULTIPLE
----------------         -------------------          -------------------    ------------------    --------------
     LTM                       12.6x                        14.7x                  14.3x                14.4x
    2000E                      11.0                         12.7                   11.9                 12.2
    2001E                       8.6                          9.7                    8.0                  8.4
                                             HISTORICAL AND PROJECTED FINANCIAL RESULTS
                         ----------------------------------------------------------------------------------------
                                                           ADJUSTED
     PERIOD                   EBITDAR                      EBITDAR(e)             EBITDA                EPS
----------------         -------------------          -------------------    ------------------    --------------
     LTM                      $49.2                        $42.1                  $23.1                $0.97
    2000E                      55.9                         48.6                   27.8                 1.15
    2001E                      72.2                         63.9                   41.1                 1.66


---------------------
Note: Projected financial information provided by BRIDGE management.
(a) Based on the treasury share method; includes 9.9 million common shares. Stock options of 0.9 million have a weighted average exercise price of $15.19 and are currently out-of-the money.
(b) As of March 31, 2000. Includes $99.0 million of short-term and long-term debt, $100.0 million of convertible debt, less $6.9 million of cash and cash equivalents.
(c)   Based on First Call Consensus as of June 27, 2000.
(d)   Based on Adjusted Market Capitalization.
(e)   Excludes development and management fees.

MERRILL LYNCH                                                                  8

PUBLIC MARKET PERSPECTIVE
--------------------------------------------------------------------------------
BRIDGE One-Year Stock Price Performance


                                  Summary Data

                                    High       Low        Mean
                                  --------   --------   --------
     30 Trading Days               $14.00     $13.13     $13.55
     3 Months                       14.00      10.63      12.60
     6 Months                       14.44      10.63      12.80
     Prior to Offer                 15.06      10.63      12.96
     1 Year                         15.06      10.63      13.01

April 20, 2000:
BRIDGE announces that The Prime Group
and certain of its affiliates have agreed to sell 3.9 million shares of common stock to FLAG for $15.00 per share. BRIDGE stock price climbs from $11.50 on April 20th to $13.25 on April 24th.


                                  [LINE GRAPH]


MERRILL LYNCH                                                                  9

PUBLIC MARKETING PERSPECTIVE
--------------------------------------------------------------------------------
BRIDGE Trading Volume Analysis Since IPO


[GRAPH]
              PERCENT OF VOLUME WHICH TRADED IN STOCK PRICE RANGE


SHARES TRADED       PERCENT

$10.00-$13.00       29.3%
$13.00-$16.00       29.9%
$16.00-$19.00       24.5%
$19.00-$22.00        8.3%
$22.00-$25.00        3.7%
$25.00-$28.00        3.3%
$28.00-$30.00        1.1%


[GRAPH]


             PERCENT OF VOLUME WHICH TRADED BELOW STOCK PRICE RANGE

CUMULATIVE SHARES
TRADED              PERCENT

$13.00              29.3%
$16.00              59.1%
$19.00              83.6%
$22.00              91.9%
$25.00              95.6%
$28.00              98.9%
$30.00             100.0%

-------------
Note: Volume traded based on daily closing stock prices.


MERRILL LYNCH                                                                 10

--------------------------------------------------------------------------------

                           BRIDGE VALUATION ANALYSIS

--------------------------------------------------------------------------------

BRIDGE VALUATION ANALYSIS
----------------------------------------------------------------------------
Summary of Consolidated Financial Information
(Dollars in Millions, Except per Share Amounts)

                       Year Ended December 31,        Projected Year Ended December 31,        CAGR
                       -----------------------     --------------------------------------
                       1997    1998       1999     2000     2001     2002    2003    2004   (1999-2004)
                       ----    ----       ----     ----     ----     ----    ----    ----   -----------
Revenue:
  Resident Fees        $30.1   $  71.8    $ 98.9   $118.9   $137.8   $168.0  $210.7  $217.5    17.1%
  Management Fees        0.1       0.3       0.4      0.9      1.9      2.3     2.3     2.3    42.9%
  Development Fees       0.0       5.7       6.6      6.4      6.4      6.4     6.4     6.4    (0.6)%
                       -----    ------    ------   ------   ------   ------  ------  ------    ----
    Total Revenue       30.2      77.7     105.9    126.2    146.1    176.7   219.4   226.2    16.4%
      Growth              --     157.0%     36.3%    19.2%    15.8%    21.0%   24.2%    3.1%

Net Operating Income    14.3      37.8      53.2     62.3     77.8     98.1   122.6   128.7    19.3%
  Margin                47.4%     48.6%     50.2%    49.4%    53.2%    55.5%   55.9%   56.9%

EBITDAR                 12.2      32.9      48.1     55.9     72.2     92.9   116.7   122.8    20.6%
  Margin                40.2%     42.3%     45.4%    44.3%    49.4%    52.6%   53.2%   54.3%

EBITDA                   5.2      15.0      22.5     27.8     41.1     53.9    61.7    65.4    23.7%
  Margin                17.3%     19.3%     21.3%    22.1%    28.1%    30.5%   28.1%   28.9%

Net Income(a)            0.5       6.7      11.8     14.1     22.2     31.8    36.9    39.1    27.0%
  Growth                 1.7%   1172.5%     77.7%    19.3%    57.5%    43.0%   15.9%    5.9%

Diluted EPS(a)         $0.07   $  0.67    $ 0.95   $ 1.15   $ 1.66   $ 2.25  $ 2.55  $ 2.69    23.2%
  Growth                  --     837.7%     42.0%    20.9%    44.4%    35.7%   13.4%    5.4%

First Call Consensus
  EPS                     --        --        --     1.15     1.36       --      --      --    25.0%

Adjusted EDITDAR(b)     12.0      27.0      41.1     48.6     63.9     84.2   108.0   114.0    22.7%
  Margin                39.9%     37.6%     41.5%    40.9%    46.3%    50.1%   51.2%   52.4%

--------------
Note: Financial projections for 2000-2002 based on BRIDGE management;
      2003-2004 based on Merrill Lynch.

(a) Excludes Extraordinary Items.

(b) EDITDAR less Development Fees and Management Fees.



MERRILL LYNCH                                                                 11

BRIDGE VALUATION ANALYSIS
--------------------------------------------------------------------------------
Valuation Methodologies

  - Merrill Lynch's valuation analysis is predicated upon the following principal methodologies:

------------------------------------------------------------------------------------------------------------------------------------

                         METHODOLOGY                                            KEY ISSUES
------------------------------------------------------------------------------------------------------------------------------------
  1. Public Comparables Analysis                           - Analysis of relevant trading multiples and operating performance for
                                                             "comparable" companies within the assisted living universe
                                                           - Lack of a true comparable universe
------------------------------------------------------------------------------------------------------------------------------------
  2. Net Asset Valuation                                   - Performed by both investment bankers and appraisers
                                                           - Asset-by-asset approach that distinguishes between stabilized and development assets
                                                           - Specific capitalization rate range designated to each stabilized asset
                                                           - Discounted cash flow analysis used to value development projects
------------------------------------------------------------------------------------------------------------------------------------
  3. Comparable Acquisition Transaction Analysis           - Analysis of relevant multiples paid in selected transactions involving companies in the assisted living industry
                                                           - Limited universe of acquisitions of assisted living companies with a
                                                             "broad" portfolio of assets
------------------------------------------------------------------------------------------------------------------------------------
  4. Corporate Discounted Cash Flow Analysis               - Discounting unleveraged cash flows projected in the five-year corporate model at the weighted average cost of capital
------------------------------------------------------------------------------------------------------------------------------------
  5. Financial Sponsor Internal Rate of Return Analysis    - Examination of the maximum price that can be paid by a financial buyer based upon relevant constraints, including leverage and coverage ratios and equity return requirements
------------------------------------------------------------------------------------------------------------------------------------
  6. Premiums Paid Analysis                                - Examination of premiums paid in a selected number of going-private transactions
------------------------------------------------------------------------------------------------------------------------------------



MERRILL LYNCH                                                                 12

BRIDGE VALUATION ANALYSIS
--------------------------------------------------------------------------------
Summary Per Share Valuation by Methodology(a)
(Dollars in Millions, Except per Share Amounts)


[GRAPH]

Equity Value Per Share



52-Week Closing High/Low                     $15.06 - $10.63

Premiums Paid Analysis                       $17.25 - $14.00

Public Comparables Analysis                  $18.00 - $11.00

Net Asset Valuation
     Merrill Lynch                           $15.50 - $ 9.00

Net Asset Valuation
     BRIDGE Mgmt. (Stabilized Assets)        $17.00 - $12.50

Comparable Acquisition Transaction Analysis  $17.00 - $13.00

Discounted Cash Flow Analysis                $18.50 - $12.75

Financial Sponsor IRR Analysis               $16.00 - $12.00


Offer Price: $15.25

Current Price (6/27/00): $14.00


------------------
(a) Projected financial information provided by BRIDGE management; assumes 9.9 million common shares, 0.9 million options at a weighted average exercise price of $15.19, $99.0 million of short-term and long-term debt, $100.0 million of convertible debt, $6.9 million of cash and $287.4 million of debt related to synthetic leases and the HRPT properties.

MERRILL LYNCH                                                                 13

BRIDGE VALUATION ANALYSIS
--------------------------------------------------------------------------------
Premiums Paid Analysis in Going-Private Transactions


                                                                                               PREMIUM TO SHARE PRICE
                                                              TRANSACTION                -----------------------------------
     DATE          DATE                 TARGET                   VALUE          OFFER       1 DAY PRIOR     1 MONTH PRIOR
   ANNOUNCED     EFFECTIVE               NAME                 ($ IN MILL)       PRICE        TO OFFER         TO OFFER
----------------------------------------------------------------------------------------------------------------------------
     5/8/97        11/4/97      GranCare                        $  558.8         $10.00           29.0%          17.6%
     5/8/97        11/4/97      Living Centers of America        1,365.1          40.50           11.0%          16.1%
     7/3/97        9/26/97      Krystal Co                         145.7          14.50          132.0%         176.2%
     7/9/97        9/23/97      Control Data Systems Inc           176.6          20.25           29.1%          35.0%
     7/21/97       2/27/98      Zilog                              389.0          25.00           11.7%          22.0%
     8/12/97       3/3/98       LIN Television                   2,059.6          49.07            2.5%           6.7%
     8/14/97       12/29/97     Tuesday Morning                    337.4          25.00           22.7%          17.6%
     12/22/97      5/21/98      Dynatech                           762.9          47.75           29.9%          25.0%
     2/11/98       6/10/98      MTL Inc                            250.1          40.00           37.9%          56.5%
     3/17/98       7/31/98      BET Holdings [a]                   462.3          63.00            4.0%          17.5%
     7/28/98       6/18/99      CompDent Corp                      196.6          15.00           11.1%           3.0%
     7/29/98       9/11/98      E-Z Serve                          107.9           0.60           37.1%          37.1%
     8/13/98       12/31/98     Envirotest Systems Corp            640.9          17.25           15.0%          (4.8%)
     3/24/99       11/4/99      Knoll (Warburg Pincus) [a]         490.8          25.00           63.9%          30.7%
     3/25/99       5/10/99      Sheridan Healthcare                131.2           9.25            8.8%          17.5%
     5/18/99       11/30/99     O'Sullivan Industries Holdings     310.7          19.25           10.8%          19.8%
     5/25/99       4/7/00       TNP Enterprises Inc              1,021.1          44.00           25.9%          41.4%
     6/16/99       5/30/00      TSI                                157.4          12.00           17.8%          30.6%
     6/28/99       12/7/99      Big Flower Holdings              1,792.8          36.75           12.0%          18.1%
     7/12/99       12/17/99     Happy Kids Inc                     119.5          11.50            9.5%         (17.9%)
     7/22/99       3/10/00      White Cap Industries               239.0          16.50           49.2%          50.0%
     8/24/99       2/2/00       Aavid Thermal Technologies         252.9          25.50           29.1%          27.1%
     10/6/99       3/6/00       Conso International Corp [a]       106.4           9.00           77.8%          58.2%
     11/4/99       2/15/00      Cleveland Indians Baseball         115.5          22.66            9.9%          26.8%
     11/22/99      2/2/00       Garden Ridge Corp                  108.6          11.50           58.6%          70.4%
     12/9/99       3/29/00      Gleason                            245.1          23.00           27.8%          31.0%
     12/14/99      3/14/00      Transportation Technologies        412.8          20.00           29.0%          39.1%
     12/23/99      5/16/00      Wilmar Industries                  204.1          18.25           30.4%          17.3%
     1/18/00       Pending      Dayton Superior Corp               292.9          27.00           46.4%          66.2%
     1/19/00      Withdrawn     Sun International Hotels [a]       378.7          24.00           24.3%          30.3%
     1/23/00       Pending      Echelon International Corp         389.0          34.00           42.0%          34.3%
     1/31/00       Pending      Jason Inc [a]                      314.8          11.25           57.9%          55.2%
     3/6/00        Pending      Data Transmission Network Corp     477.7          29.00           16.0%          52.6%
     3/23/00       Pending      US Can                             538.0          21.00            6.0%          62.3%
     4/24/00       Pending      Cherry Corp [a]                    144.5          18.75           44.2%          22.0%
     6/5/00        Pending      Buffets Inc                        596.8          13.85           14.2%          27.4%


                                                          SUMMARY DATA                            IMPLIED BRIDGE OFFER PRICE (b)
                                              -------------------------------------          -------------------------------------
                                              Maximum           132.0%     176.2%            Maximum              $24.94    $35.21
                                              Mean               30.1%      34.4%            Mean                  13.99     17.14
                                              Median             26.9%      29.0%            Median                13.64     16.45
                                              Minimum             2.5%     (17.9%)           Minimum               11.02     10.47



---------------------------------
Note: Based on Securities Data Corporation dated 6/21/00. Includes all domestic going private transactions since 5/1/97 with transaction values between $100 million and $2.0 billion.
(a) Represent minority squeeze-out transactions.
(b) Based on BRIDGE stock prices of $10.75 and $12.75 on April 19th and March 20th, respectively.


MERRILL LYNCH                                                                 14

BRIDGE VALUATION ANALYSIS
--------------------------------------------------------------------------------
Public Comparables Analysis

                                  [BAR GRAPHS]

         2001E P/E Multiple                      2000E EBITDAR Multiple
          ACR        25.4x                          ACR        14.1x
          SNRZ       25.0x                          ALI        13.9x
          CSU         8.5x                          SNRZ       12.2x
          BLCI        8.4x                          ESC        11.5x
          SRS         7.6x                          BLCI       11.0x
          ALI          NM                           CSU         5.0x
          ESC          NM                           SRS         NA

          Mean (a) = 16.6x                          Mean (a) = 11.3x


 2000E Adjusted EBITDAR Multiple (b)             2000E EBITDA Multiple
          ACR        16.1x                          ALI        20.6x
          ALI        15.3x                          ACR        17.1x
          SNRZ       14.8x                          ESC        14.1x
          BLCI       12.7x                          SNRZ       12.6x
          ESC        12.7x                          BLCI       11.9x
          CSU         6.2x                          CSU         5.0x
          SRS          NA                           SRS         NA

          Mean (a) = 13.0x                          Mean (a) = 13.9x

--------------
Note: Stock prices as of June 27, 2000. Financial projections and EPS estimates for comparable companies based on Wall Street equity research. BRIDGE based on projections provided by management.
(a)  Mean excludes BRIDGE.
(b)  EBITDAR excludes development and management fees.

MERRILL LYNCH                                                                 15

VALUATION ANALYSIS
-------------------------------------------------------------------------------
Public Comparables Analysis Valuation Summary(a)
(Dollars in Millions, Except per Share Amounts)

                                    [GRAPH]

                                     Equity Value Per Share
                                     ----------------------
11.0x-12.0x
2000E EBITDAR of $55.9mm                  $19.00/$13.75

12.5x-14.0x
Adjusted 2000E EBITDAR of $48.6mm         $20.00/$13.00

11.5x-14.0x
2000E EBITDA of $27.9mm                   $19.75/$13.00

7.0x-15.0x
2001E Street EPS of $1.36                  $20.50/$9.50

7.0x-15.0x
2001E Management EPS of $1.66             $25.00/$11.50

-----------
(a) Projected financial information provided by BRIDGE management; assumes 9.9 million common shares, 0.9 million options at a weighted average exercise price of $15.19, $99.0 million of short-term and long-term debt, $100.0 million of convertible debt, $6.9 million of cash and $287.4 million of debt related to synthetic leases and the HRPT properties.


MERRILL LYNCH                                                                 16

BRIDGE VALUATION ANALYSIS
--------------------------------------------------------------------------------
Net Asset Valuation Overview
(Dollars in Millions, Except per Share Amounts)


                                                         DEVELOPMENT AT         DEVELOPMENT BASED ON             DCF OF
                                                              COST              THIRD PARTY APPRAISALS         DEVELOPMENT
                                                       -------------------   ---------------------------    -----------------
                                                         HIGH        LOW       HIGH               LOW        HIGH        LOW
                                                       --------   --------   --------           --------    ------      ------
VALUE OF STABILIZED OPERATIONS:
  2000E Adjusted Net Operating Income                   $  50.4   $  50.4     $  50.4           $  50.4    $  50.4     $  50.4
  Blended Capitalization Rate                               9.1%     10.1%        9.1%             10.1%       9.1%       10.1%
                                                        -------   -------     -------           -------    -------     -------
    Implied Enterprise Value of Stabilized Properties   $ 555.7   $ 500.5     $ 555.7           $ 500.5    $ 555.7     $ 500.5
  Less: Debt Associated with Stabilized Properties       (386.4)   (386.4)     (386.4)           (386.4)    (386.4)     (386.4)
                                                        -------   -------     -------           -------    -------     -------
    Implied Equity Value of Stabilized Properties       $ 169.3   $ 114.0     $ 169.3           $ 114.0    $ 169.3     $ 114.0
  Value of Development Properties                          50.6      50.6        46.4              46.4       66.1        66.1
  Income Tax Positions ($6.0 mm of NOLs)                    1.6       1.6         1.6               1.6        1.6         1.6
  Below Market Debt ($80.0 mm)                              9.4       9.4         9.4               9.4        9.4         9.4
  Less: Face Value of Convertible Debt                   (100.0)   (100.0)     (100.0)           (100.0)    (100.0)     (100.0)
  Less: Short-term Debt                                    (0.1)     (0.1)       (0.1)             (0.1)      (0.1)       (0.1)
  Plus: Cash and Cash Equivalents                           6.9       6.9         6.9               6.9        6.9         6.9
                                                        -------   -------     -------           -------    -------     -------
    Total Equity Value                                  $ 137.7   $  82.5     $ 133.5           $  78.3    $ 153.2     $  97.9
  Total Common Shares in Millions(a)                        9.9       9.9         9.9               9.9        9.9         9.9
                                                        -------   -------     -------           -------    -------     -------
    TOTAL EQUITY VALUE PER SHARE                        $ 13.98   $  8.37     $ 13.55           $  7.94    $ 15.55     $  9.94
  Total Equity Value per Share With Developments at:
    Cost + 10%                                          $ 14.49   $  8.89          --                --         --          --
    Cost + 20%                                          $ 15.01   $  9.40          --                --         --          --


-----------------
(a) Assumes that 0.9 million of options at an exercise price of $15.19 are out-of-the-money.

MERRILL LYNCH                                                                 17

BRIDGE VALUATION ANALYSIS
--------------------------------------------------------------------------------
Merrill Lynch Net Asset Valuation - Stabilized Properties
(Dollars in Millions)

                                                                                   ESTIMATED DEBT @ 3/31/00
                                                                                ------------------------------
                                          CAPITALIZATION       IMPLIED                             EST.                 IMPLIED
                                   2000E        RATE       ENTERPRISE VALUE   CONSOL.   SYNTHETIC  DEBT. @            EQUITY VALUE
                                          --------------  ------------------                                         --------------
                                    ADJ.   LOW      HIGH    LOW       HIGH    MORTGAGE    LEASE    HRPT        TOTAL   HIGH    LOW
          FACILITY                  NOI    RATE     RATE    RATE      RATE      DEBT      DEBT     PROPERTIES  DEBT   VALUE   VALUE
--------------------------------  ------  ------   ------ --------   -------  --------- ---------  ----------  -----  ------  ------
Benchmark of Hoffman Est.         $ 3.0    9.25%   10.25%  $ 32.0    $ 28.9         --    $  14.3      --     $14.3  $ 17.8  $ 14.7
Brendenwood                         1.7    9.75%   10.75%    17.4      15.8         --       11.8      --      11.8     5.7     4.0
Classic                             2.7    9.50%   10.50%    28.3      25.6         --       20.6      --      20.6     7.8     5.1
Devonshire                          4.8    8.50%    9.50%    56.7      50.7     $ 33.0         --      --      33.0    23.7    17.7
Edina                               2.2    8.75%    9.75%    25.3      22.7       15.0         --      --      15.0    10.2     7.6
Gables @ Brighton                   1.0   10.25%   11.25%     9.7       8.8         --         --   $ 9.0       9.0     0.6    (0.2)
Gables @ Farmington                 2.5    9.50%   10.50%    26.3      23.8         --       18.5      --      18.5     7.8     5.3
Hallmark                            6.9    9.00%   10.00%    76.9      69.2         --         --    59.9      59.9    17.0     9.3
Hawthorn                            3.0    9.00%   10.00%    33.1      29.8       13.0         --      --      13.0    20.1    16.8
Heritage                            3.8    8.50%    9.50%    45.2      40.4       32.0         --      --      32.0    13.2     8.4
Kenwood at LakeView                 1.7    9.50%   10.50%    18.2      16.4         --       16.8      --      16.8     1.4    (0.3)
Berkshire of Castleton (Oakleaf)    0.9    9.50%   10.50%     9.0       8.1         --        4.8      --       4.8     4.2     3.3
Park Place                          1.2    9.50%   10.50%    12.4      11.2         --         --    11.0      11.0     1.4     0.2
Ponce de Leon                       1.6    9.00%   10.00%    17.2      15.5         --       12.1      --      12.1     5.1     3.4
River Bay                           3.2    9.50%   10.50%    33.6      30.4         --       27.8      --      27.8     5.9     2.7
Springs of East Mesa                1.5    9.00%   10.00%    16.8      15.1         --         --    13.8      13.8     3.0     1.3
The Atrium                          3.0    9.00%   10.00%    33.8      30.4         --       24.2      --      24.2     9.7     6.3
The Chatfield                       1.3   10.00%   11.00%    13.0      11.8         --       11.8      --      11.8     1.2    (0.0)
Willows                             0.6    9.00%   10.00%     6.4       5.8        6.0         --      --       6.0     0.4    (0.2)
Woodside Terrace                    3.9    8.75%    9.75%    44.4      39.8         --       31.2      --      31.2    13.2     8.7
                                  -----   -----    -----   ------    ------     ------    -------   -----    ------  ------  ------
                         Total    $50.4     9.1%    10.1%  $555.7    $500.5     $ 99.1    $ 193.6   $93.8    $386.4  $169.3  $114.0



MERRILL LYNCH                                                                 18

TRANSACTION OVERVIEW
--------------------------------------------------------------------------
BRIDGE Management Net Asset Valuation - Stabilized Properties
(Dollars in Millions)


                                                                                                  Variance
                                                                                             -------------------
                                                  Capitalization           Implied            Merrill Lynch less
                                                       Rate            Enterprise Value           BRIDGE Mgmt
                                     2000E       -----------------    ------------------     --------------------
                                     Adj.        Low        High       Low       High         Low           High
       Facility                      NOI         Rate       Rate      Rate       Rate         Rate          Rate
       --------                     ------      ------    -------    ------    --------      -------      ---------
--------------------------------------------------------------------------------------------------------------------
Benchmark of Hoffman Est.(a)        $3.0        8.50%      8.75%     $34.9       $33.9        ($2.8)        ($5.0)
--------------------------------------------------------------------------------------------------------------------

Brendenwood                          1.7        9.75%     10.75%      17.4        15.8         $0.0          $0.0

Classic                              2.7        9.75%     10.75%      27.6        25.0         $0.7          $0.6

Devonshire                           4.8        8.50%      8.75%      56.7        55.1         $0.0         ($4.3)

Edina                                2.2        8.50%      8.75%      26.0        25.3        ($0.7)        ($2.6)

Gables @ Brighton                    1.0        9.75%     10.75%      10.1         9.2        ($0.5)        ($0.4)

Gables @ Farmington                  2.5        9.75%     10.75%      25.6        23.3         $0.7          $0.6

--------------------------------------------------------------------------------------------------------------------
Hallmark(a)                          6.9        8.00%      8.25%      86.5        83.9        ($9.6)       ($14.7)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Hawthorn(a)                          3.0        8.50%      8.75%      35.1        34.1        ($1.9)        ($4.3)
--------------------------------------------------------------------------------------------------------------------

Heritage                             3.8        8.50%      8.75%      45.2        43.9         $0.0         ($3.5)

Kenwood at Lake View                 1.7        9.75%     10.75%      17.7        16.0         $0.5          $0.4

Berkshire of Castleton (Oakleaf)     0.9        9.75%     10.75%       8.7         7.9         $0.2          $0.2

Park Place                           1.2        9.75%     10.75%      12.1        10.9         $0.3          $0.3

Ponce de Leon                        1.6        8.50%      8.75%      18.2        17.7        ($1.0)        ($2.2)

River Bay                            3.2        9.75%     10.75%      32.8        29.7         $0.9          $0.7

Springs of East Mesa                 1.5        9.75%     10.75%      15.5        14.1         $1.3          $1.1

--------------------------------------------------------------------------------------------------------------------
The Atrium(a)                        3.0        8.50%      8.75%      35.8        34.8        ($2.0)        ($4.3)
--------------------------------------------------------------------------------------------------------------------

The Chatfield                        1.3        8.50%      8.75%      15.3        14.8        ($2.3)        ($3.0)

Willows                              0.6        8.50%      8.75%       6.8         6.6        ($0.4)        ($0.8)

--------------------------------------------------------------------------------------------------------------------
Woodside Terrace(a)                  3.9        8.50%      8.75%      45.7        44.4        ($1.3)        ($4.6)
--------------------------------------------------------------------------------------------------------------------
                                                                   -------      ------       -------       -------
                       Total       $50.4         8.8%       9.2%    $573.7      $546.4       ($18.0)       ($45.9)
                                                                   -------      ------       -------       -------


(a) Properties with the largest implied enterprise value variance between Merrill Lynch and BRIDGE management

MERRILL LYNCH                                                                 19

BRIDGE VALUATION ANALYSIS
--------------------------------------------------------------------------
Net Asset Valuation - Development Assets
(Dollars in Millions)



                                                           INVESTMENT
                                                    INVESTMENT CERTIFICATE AT:
                                            --------------------------------------------      THIRD-PARTY        MERRILL LYNCH
       PROPERTY                             COST            COST + 10%        COST + 20%      APPRAISAL(a)      DCF ANALYSIS(c)
---------------------------                 --------------------------------------------     --------------    -----------------

Battery Park                                $ 8,168,958     $ 8,985,854       $ 9,802,750      $ 6,347,135         $12,980,770

Raleigh                                       5,550,849       6,105,934         6,661,019        3,030,940           8,116,370

Glen Ellyn                                    4,119,043       4,530,947         4,942,852        4,279,708          10,974,560

Columbus                                      1,436,390       1,580,029         1,723,668        4,835,647           2,008,645

Lisle                                         2,160,000       2,376,000         2,592,000        3,473,015           4,950,757

Creve Coeur                                   1,109,987       1,220,986         1,331,984        1,109,987(b)        1,392,409

Mt. Lebanon                                   9,209,130      10,130,043        11,050,956        1,660,985           4,981,736

Southfield                                    8,715,943       9,587,537        10,459,132        8,873,760           9,258,354

Austin                                        5,475,817       6,023,399         6,570,980        8,123,865           6,742,150

Huntley                                       3,580,078       3,938,086         4,296,094        3,580,078(b)        3,580,078(b)

Houston                                       1,095,617       1,205,179         1,314,740        1,095,617(b)        1,095,617(b)
                                          ------------------------------------------------     -----------         -----------

TOTAL VALUE                                 $50,621,812     $55,683,993       $60,746,175      $46,410,735        $66,081,445

TOTAL VALUE PER SHARE (9.9 MM)                    $5.14           $5.65             $6.17            $4.71              $6.71


--------------
(a) Present value of the implied equity value (appraised property value less BRIDGE's projections for total debt balance at stabilization) discounted at 15%.

(b) Based on value of investment certificate at cost.

(c) Discounted cash flow analysis assumes a pre-stabilization discount rate of 25% and a post-stabilization discount rate of 15%. Exit capitalization rates at 2004 are equal to those given in third-party property appraisals.


MERRILL LYNCH                                                                 20

BRIDGE VALUATION ANALYSIS
--------------------------------------------------------------------------------
Comparable Acquisition Transaction Analysis
(Dollars in Millions)



                                                                                         NET
  DATE      DATE                                                                        OFFER
ANNOUNCED EFFECTIVE           ACQUIROR                    TARGET         CONSIDERATION VALUE(a)
--------- --------- ---------------------------- ----------------------- ------------- --------
 2/7/99    PENDING  Capital Senior Living        ILM Senior Living (f)     100% Cash    $155.0
 1/4/99    10/6/99  Alterra Healthcare           HCR Manor Care            100% Cash     200.0
10/19/98   5/14/99  Sunrise Assisted Living      Karrington Health         100% Stock     89.7
 4/20/98   9/15/98  Kapson Senior Quarters       Atria Communities         100% Cash     483.0
 10/2/97   4/30/98  Prometheus Asstd. Living     Kapson Senior Quarters    100% Cash     113.0
 7/31/97  10/23/97  Alternative Living Services  Sterling House            100% Stock    122.7
 5/30/97   7/3/97   Whitehall Street Real Estate Integrated Living Comm.   100% Cash      79.7


                                                             OFFER AS A
                             ADJUSTED   FORWARD     FORWARD    PREMIUM
  DATE      DATE     TRANS.   TRANS.    EBITDAR      EBITDA   TO PRICE
ANNOUNCED EFFECTIVE VALUE(b) VALUE(c) MULT.(d)(e)   MULT.(d) 1 DAY PRIOR
--------- --------- -------- -------- -----------   -------- -----------
 2/7/99    PENDING   $155.6   $155.6         9.4x      NA        NM
 1/4/99    10/6/99    200.0    200.0           NA      NA        NA
10/19/98   5/14/99    186.1    265.1         12.3     13.7      43.4%
 4/20/98   9/15/98    597.8    637.8         15.8     16.2       2.5%
 10/2/97   4/30/98    252.7    336.6         10.8     11.1     (0.9)%
 7/31/97  10/23/97    151.9    344.9         11.1     12.9      30.3%
 5/30/97   7/3/97     102.8    220.7         17.6 *    NA       26.9%

                  SUMMARY DATA
-------------------------------------------------
MAXIMUM                  17.6x    16.2x     43.4%
MEAN                     11.9     13.5      20.5%
MEDIAN                   11.1     13.3      26.9%
MINIMUM                   9.4     11.1      (0.9)%

          Implied BRIDGE Offer Price(g)
-------------------------------------------------
MAXIMUM                 $48.43   $25.47    $15.42
MEAN                     18.47    18.28     12.95
MEDIAN                   14.35    17.80     13.64
MINIMUM                     NM    12.06     10.66

-----------------------------
* Excluded from mean and median calculations.
(a) Net Offer Value = Fully Diluted Shares Outstanding x Offer Price.
(b) Transaction Value = Net Offer Value + Short-Term Debt + Long-Term Debt + Minority Interest + Preferred Stock - Cash.
(c) Adjusted Transaction Value = Transaction Value + (10.0 x Latest Quarter's Annualized Lease Expense).
(d) Target's financial projections based on Wall Street equity research, except for ILM Senior Living, which is based on projections used by Cohen & Steers Capital Advisors in its fairness opinion delivered to the Board of ILM Senior Living.
(e) Multiple based on Adjusted Transaction Value.
(f) Based on latest revised offer on April 18, 2000.
(g) Based on BRIDGE management 2000E EBITDAR and EBITDA of $55.9 million and $27.8 million, respectively; also based on BRIDGE's stock price on April 29, 2000, of $10.75.


MERRILL LYNCH                                                                 21

BRIDGE VALUATION ANALYSIS
-------------------------------------------------------------------------------
Discounted Cash Flow Analysis
(Dollars in Millions, Except per Share Amounts)


                         A                  +        B        -         C         =                D

Discount                                            DCF               Net Debt
Rate for       Total Enterprise Value            Value for           (Includes                Total Equity Value
Stabilized     for Stabilized Assets              Dvlpmnt.             Option           ------------------------------
Assets         10.0x    10.5x    11.0x             Assets             Proceeds)          10.0x      10.5x      11.0x
-----------    -------------------------         ----------          -----------        ------------------------------
12.0%          $568.8   $589.5   $610.3            $66.1               $465.7           $169.1     $189.9      $210.6
12.5%           557.6    577.9    598.2             66.1                465.7            157.9      178.2       198.5
13.0%           546.7    566.5    586.4             66.1                465.7            147.0      166.9       186.7
13.5%           536.0    555.5    574.9             66.1                465.7            136.4      155.8       175.2
14.0%           525.7    544.7    563.6             66.1                465.7            126.0      145.0       164.0



 Discount                    Total Equity Value                        Implied 2000E EBITDAR
 Rate for                      per Share (a)                                Multiple (b)
Stabilized               -------------------------                    -------------------------
  Assets                 10.0x     10.5x     11.0x                    10.0x     10.5x     11.0x
-----------              --------------------------                   --------------------------
12.0%                   $15.73    $17.66    $19.59                    11.4x     11.7x     12.1x
12.5%                    14.69     16.57     18.46                    11.2      11.5      11.9
13.0%                    13.75     15.52     17.36                    11.0      11.3      11.7
13.5%                    12.68     14.49     16.29                    10.8      11.1      11.5
14.0%                    11.72     13.48     15.25                    10.6      10.9      11.3

---------------------------------
Note: BRIDGE projections discounted 5 years.

(a) Based on 10.8 total shares (9.9 million common shares and 0.9 million common stock options). Option proceeds included in net debt.

(b) Based on $55.9 million of 2000E EBITDAR.


MERRILL LYNCH                                                                 22

BRIDGE VALUATION ANALYSIS
-------------------------------------------------------------------------------
Transaction Overview - Equity Return and Pro Forma Credit Statistics


                                                                OFFER PRICE
                                                 ------------------------------------------
                                                 $13.00   $14.00   $15.00   $16.00   $17.00
                                                 ------------------------------------------
Total Fortress Investment (in mm)(a)(b)          $134.1   $140.8   $147.6   $154.3   $161.1

5-YEAR EQUITY RETURN @ AN EBITDAR MULTIPLE OF:

                                       10.0x       21.4%    21.0%    20.5%    20.0%    19.5%
                                       10.5x       23.8%    23.3%    22.8%    22.3%    21.8%
                                       11.0x       26.0%    25.5%    25.0%    24.5%    24.0%
                                       11.5x       28.0%    27.5%    27.0%    26.5%    26.0%
                                       12.0x       30.0%    29.5%    28.9%    28.4%    27.9%

COVERAGE AND LEVERAGE STATISTICS:(c)

2000E EBITDAR/Fixed Charges                        1.64x    1.64x    1.64x    1.64x    1.64x
Total Adjusted Debt/2000E EBITDAR                   7.2x     7.2x     7.2x     7.2x     7.2x
Total Adjusted Debt/Total Adjusted Book Cap.       68.1%    68.1%    68.1%    68.1%    68.1%

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(a) Assumes that Fortress has spent $60 million on the initial purchase of shares from the Prime Group and its affiliates and will pay for the purchase of the remaining shares of BRIDGE common stock and options with equity capital.
(b) Total Fortress investment is calculated as the price for the Prime Group's shares ($60 million) + (offer value x 5.9 million common shares and 0.9 million options) less option proceeds ($13.8 million).
(c) Merrill Lynch's analysis assumes that no new debt is issued in order to finance the transaction and that Capital Z converts its subordinated notes into equity at the offer price.


MERRILL LYNCH                                                                 23